Nicor Inc.
                                                   Form 10-K
                                                   Exhibit 21.01


                           Nicor Inc.
                          Subsidiaries
                      At December 31, 1997


                                                        State or
                                                    Jurisdiction of
Registrant                                           Incorporation

Nicor Inc.                                              Illinois

Subsidiaries of Registrant*

   Gas Distribution
   Nicor Gas Company                                    Illinois
       NI-Gas Exploration, Inc.                         Illinois

   Shipping
   Birdsall, Inc.                                       Florida
       Belize Container Terminals Ltd.                  Belize
       Birdsall de Mexico, S.A.                         Mexico
       Birdsall Shipping Co., Ltd. (85%)                Liberia
           Birdsall Shipping, S.A. (38%)                Panama
       Seven Seas Insurance Company, Inc.               Florida
       Transfresca, S.A.                                Honduras
       Tropic Equipment Leasing Inc.                    Delaware
       Tropical Shipping and Construction Co., Ltd.     Bahamas
           Birdsall Shipping Co., Ltd. (15%)            Liberia
           Birdsall Shipping, S.A. (62%)                Panama
           Container Terminals, Ltd.                    Bahamas
           Freship, S.A.                                Dominican
                                                           Republic
           Seven Seas Insurance Company Ltd.            Bahamas
           Tropical Shipping International, Ltd.        Bahamas
       Tropical Shipping, Inc.                          Delaware
       Tropical Shipping of Canada Inc.                 Delaware


These wholly owned subsidiaries are included in the consolidated financial statements of
Nicor Inc.


* List includes active subsidiaries in reportable segments only and omits certain subsidiaries which in the aggregate do not constitute a significant subsidiary.